Exhibit 21




                                CIRCUIT CITY STORES, INC.

                               SUBSIDIARIES OF THE COMPANY


         SUBSIDIARY                          STATE OF INCORPORTAION

Acme Commercial Corporation                        Virginia

CC Distribution Company, Inc.                      Virginia

Cipher Digital, Inc.                               Maryland

Circuit City Stores West Coast, Inc.               California

First North American National Bank                 Georgia

Northern National Insurance Ltd.                   Bermuda

Patapsco Designs, Inc.                             Maryland